Exhibit 2.5

THIS AGREEMENT made as of the 20th day of December, 2010.

AMONG:

FOODFEST INTERNATIONAL 2000, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "USCo")

- and -

FOODFEST CALL CORP., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as the "CallCo")

- and -

FOODFEST ACQUISITION CORP., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as the "AcquisitionCo")

- and -

PATRIQUIN LAW PROFESSIONAL CORPORATION, a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as the "Trustee")

- and -

FOODFEST INTERNATIONAL 2000 INC., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as the "CanCo")

- and -

FRED FARNDEN, of the City of Delta, in the Province of British Columbia (hereinafter called the "Farnden")

- and -

HENRY ENDER, of the City of Richmond Hill, in the Province of Ontario (hereinafter called the "Ender")

- and -

JOSEPH FORMUSA, of the City of Vaughan, in the Province of Ontario (hereinafter called the "Form usa")

(collectively the "Parties")

WHEREAS the Parties hereto have entered into a series of agreements (collectively the "Agreements") listed below and attached hereto as Schedule A, all of which were dated as of November 2, 2010:

■
Rollover Agreements between AcquisitionCo and Farnden, AcquisitionCo and Ender, and AcquisitionCo and Formusa, respectively, and the directors' resolutions of AcquisitionCo and Canco authorizing and consenting to the transactions contemplated thereby

■	Option Agreement between Farnden and Ender and Foruma

■	Support Agreement between USCo, CallCo and AcqusitionCo

■	Voting and Exchange Trust Agreement between USCo, CaliCo, Acquisition and the Trustee

■
The resolutions of <<Il the directors and shareholders, as applicable of USCo, CallCo and AcquisitionCo authorizing the entering into the Support Agreement and Voting and Exchange Trust Agreement as described above

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties covenant and agree as follows:

1.   The transactions as contemplated by the Agreements have been, at all times, intended to take effect on the 20th day of December, 2010.

2.   This agreement may be executed in any number of counterparts and delivered in the original, by fax or by email attachment in Portable Document Format ("PDF"), each of which when so executed and delivered shall constitute an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement. FOODFE INT ATIONAL 2000, INC.

FOODFEST INTERNATIONAL 2000, INC.

/s/ Fred Farnden
By its authorizing attorney
Name:	Fred Farnden
Title:	President

FOODFEST ACQUISITION CORP.

/s/ Fred Farnden
By:
Name:	Fred Farnden
Title:	President

FOODFEST CALL CORP.

/s/ Fred Farnden
By:
Name:	Fred Farnden
Title:	President

PATRIQUIN LAW PROFESSIONAL CORPORATION

/s/ Scott Patriquin
By:
Name:	Scott Patriquin
Title:	Managing Director

FOODFEST INTERNATIONAL 2000, INC.

/s/ Fred Farnden
By:
Name:	Fred Farnden
Title:	President

FOODFEST INTERNATIONAL 2000, INC.

/s/ Fred Farnden
Fred Farnden

/s/ Henry Ender
Henry Ender

/s/ Joseph Formusa
Joseph Formusa